EXHIBIT 10.41

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY INFOSPACE, INC. UNDER 17 C.F.R. §§ 200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PUBLISHER:	InfoSpace Sales LLC & InfoSpace Europe Limited	PUBLISHER TAX ID: [*]

Start Date:	All Territories Initial Term: November 26, 2007 Renewal Term: July 1, 2008	End Date:	U.S. Territory Initial Term: June 30, 2008 Renewal Term: [*], 2011 For All Other Territories October 31, 2008

This Agreement shall terminate and supersede: (1) the Yahoo! Search Marketing-Yahoo! Publisher Network Service Order # 205162 between Overture, on the one hand, and InfoSpace Sales LLC and InfoSpace, Inc, on the other hand, dated March 1, 2006, as amended; (2) the Yahoo! Search Marketing-Yahoo! Publisher Network Service Order between OSSIL, on the one hand and InfoSpace Europe Limited and InfoSpace, Inc. on the other hand, dated March 1, 2006, as amended; and (3) the Provider (Search Services) Agreement between InfoSpace Sales LLC and Overture, dated April 18, 2002, as amended.

For clarity, this Agreement shall automatically renew upon the expiration of the Initial Term.

Notwithstanding anything to the contrary, this Agreement shall terminate as to [*] on [*].

Sites: The websites owned and operated by Publisher as listed in Exhibit 1 to this SO, plus additional websites owned and operated by Publisher as approved by Overture pursuant to this Agreement.

Syndicated Sites: The websites owned and operated by Publisher’s Affiliates, as listed in Exhibit 1 to the Syndication Attachment, plus additional sites as approved by Overture pursuant to this Agreement.

Applications: The Applications owned and operated by Publisher’s Affiliates, as listed in Exhibit 1 to the Software Attachment (“Affiliate Applications”), plus the Publisher’s toolbar application and as private labeled by Publisher (“Publisher Applications”), and such additional applications as approved by Overture pursuant to this Agreement.

Links and [*] [*] [*] Results:
Only with respect to [*] and Affiliates and Syndicated Sites, as approved by Overture in writing: [*] [*] [*] [*]

Implementation:

•        As shown in Attachment A and as described in this SO and Attachments

•        Max Queries per Second: Matched Ads – [*]

Branding: Publisher and Publisher’s Affiliates will display the Marks substantially as shown in the mockups attached to Attachment A for the Sites and Syndicated Sites and the mockups attached to the Software Attachment for Applications, and as otherwise approved by Overture as part of any additional Site, Syndicated Site or Application pursuant to the terms and conditions of this Agreement, and in accordance with the Trademark License Attachment.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

1

I. Compensation for markets located within the United States of America and Canada: (A) Overture will pay Publisher the percentage of [*] set forth in the tables below with respect to [*]

[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
• For reference, as of the Initial Term Start Date, Publisher currently receives [*]. • [*] (B) Overture will pay Publisher the percentage of [*] set forth in the tables below with respect to [*]

[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]
[*] [*]

•	For reference, as of the Initial Term Start Date, Publisher currently receives [*]

(C)	Overture will pay Publisher [*].

II. Compensation for markets located within Territories outside of the United States of America and Canada:

Overture will pay Publisher [*]

Overture will pay Publisher [*]

Overture and Publisher acknowledge that prior to the first anniversary of the Initial Term Start Date, Overture and Publisher will hold good faith discussions regarding amending the compensation structure for markets located within Territories outside of [*]

III. Multimedia Fees
Publisher will pay Overture [*]

Send notices to: INFOSPACE SALES LLC	YAHOO! SEARCH MARKETING
[*]	[*]
[*] Attn: General Counsel	[*] Attn: General Counsel

INFOSPACE EUROPE LIMITED	OVERTURE SEARCH SERVICES (IRELAND) LIMITED

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

2

[*]		[*]
[*]	Attn: General Counsel	[*]	Attn: Legal

Publisher and Overture agree to this Service Order and all Attachments. Signed:

INFOSPACE SALES LLC		OVERTURE SERVICES, INC., doing business as YAHOO! SEARCH MARKETING (“OSI”)

By:	/s/ J.F. Voelker	By:	/s/ Dean Stackel
Name:	J.F. Voelker	Name:	Dean Stackel
Title:	CEO	Title:	VP, BD

INFOSPACE, INC. (as guarantor under Section 22 of Attachment B)		OVERTURE SEARCH SERVICES (IRELAND) LIMITED (“OSSIL”)

By:	/s/ J.F. Voelker	By:
Name:	J.F. Voelker	Name:
Title:	CEO	Title:

INFOSPACE EUROPE LIMITED

By:	/s/ J.F. Voelker
Name:	J.F. Voelker
Title:	CEO

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

3

EXHIBIT 1 TO SO

PUBLISHER OWNED AND OPERATED SITES

A.	For markets located within the United States of America and Canada

[*]

B.	For markets located within Territories outside of the United States of America and Canada

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Exh. 1 to SO - Page 1

ATTACHMENT A - IMPLEMENTATION REQUIREMENTS

The following requirements apply to all Links and Results shown in the SO. Any provisions concerning Links and Results not explicitly listed in the SO do not apply to Publisher. OSI is solely responsible for the Overture rights, obligations and duties described under this Agreement for the markets included as part of the Territory within the Americas and OSSIL is solely responsible for the Overture rights, obligations and duties described under this Agreement for all the markets included as part of the Territory outside the Americas. The use of the term “Overture” throughout this Agreement shall refer to OSI in relation to the markets included as part of the Territory with the Americas and shall refer to OSSIL in relation to all markets included as part of the Territory outside the Americas. The use of the term Publisher throughout this Agreement shall refer to InfoSpace Sales LLC in relation to the markets included as part of the Territory with the Americas and shall refer to InfoSpace Europe Limited in relation to all markets included as part of the Territory outside the Americas.

A.	Requirements for all Links, Queries and Results

1. Publisher will implement all Links and Results generally as shown in the mockups or as otherwise approved by Overture pursuant to the terms and conditions of this Agreement.

2. Publisher will display the labels and headings shown in the mockups (or any labels, headings or notices required by law), with a nearby prominent link to a webpage that explains that certain Results are sponsored advertising.

3. After a User submits a Query, Publisher will not intersperse or display any interstitial content to the User prior to displaying the initial results page to the User, which page may include Results as provided for hereunder. Publisher will not cache Results [*] to process, organize and present results in response to the Query with respect to which such Results were delivered. To the extent Paid Search Results are displayed by Publisher, Publisher will display such Paid Search Results [*]. [*]

4. The Results provided by Overture will not exceed [*] for the full title and description, unless otherwise agreed to by the parties. Publisher will not [*] the full titles, descriptions and URLs provided by Overture. Other than as expressly allowed under the terms of this Agreement or as otherwise approved by Overture in connection with the display of Results through a particular Publisher’s Offering, Publisher will not [*] the Results as provided by Overture to Publisher. Publisher will display Results in the language provided by Overture.

5. Publisher will include certain Links within each Publisher’s Offering as set forth in the mockups or otherwise agreed to by the parties pursuant to the Agreement. Publisher will not [*]. Publisher will use commercially reasonable efforts to enable all of its Users to access and use the Links and Results and to deliver all Queries from the Links (including Queries for Multimedia Results where Publisher has implemented such Links for Multimedia Results on Publisher’s Offerings and in response to which Overture will use commercially reasonable efforts to deliver the relevant and applicable Multimedia Results or a response that no Multimedia Results are available) within the Publisher’s Offerings to Overture [*]; provided that, in response to a Query for [*]. [*]

B.	Additional Requirements for Matched Ads and/or Hyperlinks

1. The parties will agree in writing on the pages within the Publisher’s Offerings that will display Matched Ads and/or Hyperlinks (“Ad Pages”), using, as the parties may agree, either (a) a list of mutually agreed keywords or (b) editorially or dynamically mapped keywords provided by Overture or generated using Overture’s technology. All Affiliates must be approved in writing by Overture prior to implementing the keyword functionality described above. Publisher will implement and display Matched Ads and/or Hyperlinks, to the extent provided by Overture, as agreed to by the parties as part of Overture’s approval of such Publisher’s Offering, to all Users who navigate to the Ad Pages. Overture reserves the right to require Publisher to stop using any keyword or Matched Ads and/or Hyperlinks on or in connection with

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment A – Page 1

any Publisher’s Offering with respect to the use of Matched Ads and/or Hyperlinks [*] upon notice to Publisher. Following such notice, Publisher will promptly comply with such request.

2. Publisher will not exceed Max Queries. If Publisher exceeds Max Queries, Overture may suspend services until the number of Queries drops below Max Queries. Publisher will use commercially reasonable efforts to display Matched Ads and/or Hyperlinks at the same time as it displays the other content on the Ad Page.

3. Once a user arrives at an Ad Page, Publisher will not send Overture additional Queries for Matched Ads until the User navigates to a new Ad Page or refreshes the Ad Page.

4. In order for Overture to provide dynamic mapping of Matched Ads, Publisher acknowledges that Overture will [*], solely to the extent needed for Overture’s matching technology to function.

5. With Overture’s prior written approval in each instance, [*] may display Matched Ads in [*] generated via Applications, subject to the following terms and conditions and such other terms and conditions as Overture may require at the time of approval:

a. [*] may display Matched Ads provided by Overture in [*] that conform to mock-ups approved by Overture in writing.

b. [*] may not display any Matched Ads (or other Results) in [*].

c. On each [*] containing Matched Ads, [*].

d. [*]

Within a reasonable period of time from the Start Date, the parties will mutually agree on a limitation for the number of [*] per user per month containing Matched Ads.

Notwithstanding anything else to the contrary in this Agreement, the provisions of this Section 5 above shall terminate and expire and be null and void as of the earlier of [*] or upon Overture’s prior written notice, unless otherwise agreed in writing between the parties.

C.	Additional Requirements for Paid Search and/or Web Search during the Initial Term

Unless otherwise agreed by Overture as part of its approval of a Site or Syndicated Site, the following additional requirements for Paid Search and/or Web Search will apply during the Initial Term:

1. Publisher will [*], in each such case if and when such Paid Search Results are made available by Overture in accordance with the terms and conditions of this Agreement.

2. [*] Notwithstanding anything to the contrary, for so long as Publisher has the right to control the display of paid search results on [*], Publisher will [*].

3. [*]

4. [*]

5. Publisher acknowledges and agrees that [*] are not intended to and will not be used to circumvent the intent of the parties to display Paid Search Results [*].

6. The parties will meet during the Initial Term to discuss in good faith other optimization initiatives.

7. During the Initial Term, Overture shall provide Publisher with and Publisher shall test [*] and, if found by Publisher to be substantially similar or an improvement to [*], implement [*] on [*] during the Initial Term. In return for implementing [*], Publisher shall [*].

D.	Additional Requirements for Paid Search and/or Web Search during the Renewal Term

Unless otherwise agreed by Overture as part of its approval of a Site or Syndicated Site, the following additional requirements for Paid Search and/or Web Search will apply during the Renewal Term:

1. Publisher will [*], in each such case if and when such Paid Search Results are made available by Overture in accordance with the terms and conditions of this Agreement.

2. [*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment A – Page 2

3. [*]

4. [*]

5. Publisher acknowledges and agrees that [*] are not intended to and will not be used to circumvent the intent of the parties to display Paid Search Results [*].

6. The parties will meet at least once per quarter during the Renewal Term to discuss in good faith other optimization initiatives.

7. [*]

E. [*]

1. [*]

2. [*]

3. [*]

4. [*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment A – Page 3

MOCKUPS

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 1

EXHIBIT 1

[*] ATTACHMENT (“[*]”)

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 2

ATTACHMENT B – TERMS AND CONDITIONS

The parties agree to the following:

The agreement of the parties consists of the Service Order and all Attachments (“Agreement”).

1. License. During the Term and subject to Publisher’s compliance with this Agreement, Overture grants to Publisher a limited, non-exclusive, non-assignable (except as provided in Section 25), non-transferable, non-sublicensable (except as explicitly provided for under this Agreement to Affiliates approved in accordance with the Syndication Attachment), royalty-free worldwide right and license to [*] the Links on and in the Publisher’s Offerings, send queries from Publisher’s Offerings to Overture and to [*] the Results provided by Overture on and through Publisher’s Offerings, solely for purposes contemplated in this Agreement. The above license includes the limited right to use and reproduce the software code and/or URLs that allow Publisher to create Links, send Queries from Publisher’s Offerings to Overture and receive, transmit and display Results.

2. Services. Overture will [*] respond to Queries by delivering Results or a response that no Results are being delivered. [*] Publisher further acknowledges and agrees that, except as provided in this Agreement, Publisher will not be entitled to, nor seek, [*]. By way of example, and without limitation, under the New Platform, Advertisers will have the ability to [*]. Overture reserves the right (a) [*], (b) [*]. Overture shall not [*].

3. Publisher’s Offerings. This Agreement applies to the Publisher’s Offerings as defined in Section 31 below.

4. Future Offerings. Publisher will [*] notify Overture of any additional websites or software applications owned by Publisher for use or distribution to end-users that include (or that Publisher anticipates will include) search functionality or paid listings. The parties may amend the SO to include such additional offerings. [*]

5. Compensation.

(a) [*]

(b) [*]

6. Payment. For each month during the Term, Overture or Overture Related Parties will pay Publisher in accordance with the SO within [*] days after the end of the calendar month in which the relevant Results appeared on Publisher’s Offerings (“Payment Period”). All payments (a) with respect to the U.S. and Canada will be made in US dollars, (b) with respect to the United Kingdom will be made in British pounds, and (c) with respect to all other countries in the Territory will be made in Euros. If Overture or an Overture Related Party’s Advertisers pay Overture or such Overture Related Party in any other currency, Overture will calculate payment using the average exchange rate as published by a nationally recognized source (e.g., Oanda). If the Territory includes countries other than the United States, Publisher acknowledges that payment will only be made after Publisher fulfills Overture’s invoicing requirements. Overture may offset payments by any amounts Publisher owes to Overture, including previous overpayments and any Multimedia Fees earned by Overture during the Payment Period. In the event that Overture refunds amounts to Advertisers in excess of its payment to Publisher and there are no future payments to Publisher to offset against, Publisher will pay Overture for such amounts within [*] days of Overture’s request. Overture may make payments only when Publisher’s balance exceeds US $250.00 (or until termination or expiration of this Agreement). Except as specifically set forth in this Section, Overture will retain all revenues derived from or in connection with its services.

7. Reports. Overture will provide Publisher with a monthly report describing in reasonable detail how the payments provided for hereunder were determined and will provide Publisher with access to preliminary daily online data on the performance of the Results on Publisher’s Offerings. Such online data will include estimates of each of the following metrics: [*]. All reports provided to Publisher hereunder, whether in

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 3

written or electronic form, are the Confidential Information of Overture; provided that any information and metrics that are specific to Publisher and/or Publisher’s Affiliates business and use of the services and Results hereunder as part of any Publisher’s Offering are confidential and proprietary information as between Publisher and Overture and will be governed by the confidentiality provisions of this Agreement; provided further that notwithstanding anything else contained herein, Overture may disclose such Confidential Information to Overture Related Parties, subject to their obligation to keep such information confidential.

8. Audits. [*] each year during the Term and for [*] after the Term, at the expense of the auditing party, Publisher and Overture may review the other party’s records to confirm compliance with the terms of this Agreement. Notwithstanding the prior sentence, if the auditing party has a reasonable belief that the other party is not complying with the terms of this Agreement, then the auditing party shall be entitled to conduct a second audit during such one-year period [*]. All audits under this section must be during normal business hours, must not unduly interfere with the party being audited and must be performed through a reputable, independent certified public accounting firm reasonably acceptable to the other party (the “audited party”). Prior to an audit, the party requesting the audit will require the auditor to sign a confidentiality agreement reasonably similar to the form of the audited party’s standard confidentiality agreement. All information received by either party in connection with an audit under this section shall be subject to the confidentiality obligations of this Agreement. Such audit shall occur during business hours upon at least [*] notice and shall be conducted in accordance with generally accepted auditing standards, if applicable, and the reviewer may disclose only whether or not the audited party is in compliance, and the degree and amount of any non-compliance, and may not disclose other information (including to the auditing party) without written consent of the audited party. [*]

9. Ownership. As between Overture and Publisher, all right, title and interest in Links, Results, and the Yahoo! trademarks are exclusively owned by Overture, its licensors and/or its Advertisers, and all right, title and interest in Publisher’s Offerings, the Publisher Content and the Publisher trademarks, including Publisher’s Search Boxes, are exclusively owned by Publisher and/or its licensors.

10. No Implied Licenses. Each party reserves any rights not expressly granted and disclaims all implied licenses, including implied licenses to trademarks and patents.

11. Responsibility for Publisher’s Offerings. Publisher and its Affiliates are solely responsible for the ownership, development, maintenance and operation of Publisher’s Offerings and the Publisher Content. [*]. Other than the [*] and express limitations and restrictions set forth in this Agreement, Overture has [*]. Notwithstanding the foregoing, Publisher will provide at least [*] prior notification to Overture of [*].

12. Traffic Quality. For each Query and each click on a Paid Result, Publisher will provide: [*]. To the extent Overture requests in writing that Publisher provide any additional data for use by Overture in connection with Overture’s ad serving and quality systems, Publisher will [*] provide such additional data, provided the provision of such data to Overture does not [*]. Publisher will provide this information along with the Internet Protocol address of its own or the Affiliate’s server, as the case may be, at the time a Query is sent to Overture. For clarity, Publisher will not share any [*] with Overture as part of sending Queries to Overture hereunder (incidental transmission of [*] is excluded). Additionally, Publisher will utilize the URLs and other source feed indicators designated from time to time by Overture. The parties will [*] automated or fraudulent traffic. Overture will have no obligation to make payments [*].

13. Confidentiality. A party receiving Confidential Information agrees (a) not to disclose any Confidential Information to any third parties, (b) not to use any Confidential Information for any purposes except to carry out its rights and responsibilities under this Agreement and (c) to keep the Confidential Information confidential using the same degree of care the receiving party uses to protect its own confidential information, as long as it uses at least reasonable care. If either party receives a subpoena or other validly issued judicial process requesting, or is required by a government agency (such as the SEC) to disclose, Confidential Information of the other

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 4

party, then the receiving party shall promptly notify disclosing party (in every event prior to disclosure of confidential Information) and shall reasonably cooperate to seek confidential treatment, including the incorporation of reasonably requested proposed redactions, and to obtain an appropriate protective order to preserve the confidentiality of the Confidential Information. All obligations under this Section survive until the latter of 3 years after termination of the Agreement or until such information is in the public domain. The parties intend the foregoing to provide the maximum protection for each party’s respective trade secrets. Overture acknowledges and agrees that, subject to the exclusions set forth in the definition of Confidential Information in Section 31 below, any information Publisher provides to Overture hereunder for the purpose of obtaining or maintaining Overture’s approval of an Affiliate or Syndication Site or Application, including without limitation the identity of any potential third-party affiliate or information regarding such third-party, its websites and applications, is Publisher’s Confidential Information subject to the confidentiality and non-disclosure provisions of this Agreement and is provided to Overture in strict confidence for the sole and limited purpose of obtaining and maintaining Overture’s approval hereunder, and may not be used by Overture for any other purpose, including any sales or marketing efforts.

14. Overture Representations and Warranties. Overture represents and warrants to Publisher that: [*]. If any of the representations and warranties contained in subsection (e) above prove to be untrue, then (i) such event shall not be deemed a default by Overture under this Agreement, and (ii) except with respect to matters related to the Confidential Information of Publisher or any of its Related Parties or as otherwise expressly set forth in this Agreement, Publisher’s sole and exclusive remedy for any breach of the representations and warranties herein shall be [*]. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, AS BETWEEN THE PARTIES AND EXCEPT FOR [*], OVERTURE IS NOT RESPONSIBLE OR LIABLE FOR ANY RESULTS OR OTHER CONTENT PROVIDED BY THIRD PARTIES (INCLUDING ADVERTISERS), OR FOR ANY SYNDICATED SITES THAT CAN BE LINKED TO FROM THE RESULTS OR OTHER CONTENT.

15. Publisher Representations and Warranties. Publisher represents and warrants to Overture that: [*]. If any of the representations and warranties contained in subsection (e) above prove to be untrue, then (i) such event shall not be deemed a default by Publisher under this Agreement and (ii) except with respect to matters related to the Confidential Information of Overture or any of its Related Parties, or as otherwise expressly set forth in this Agreement, Overture’s sole and exclusive remedy for any breach of the representations and warranties herein shall be [*].

16. Overture Indemnification. With respect to claims or actions against one or both parties by third parties, insofar as such claim, demand or action is [*]. Publisher must approve any settlement of any such claim to the extent that such settlement admits liability on Publisher’s or Parent’s behalf, or imposes any restrictions on Publisher or Parent. Overture may, at its option, elect to have Publisher defend and/or settle the claim on its own behalf, using counsel reasonable acceptable to Overture; in that case Overture shall, in addition to its obligations under (ii) above, reimburse Publisher or Parent for its actual and reasonable attorney’s fees and other costs of defending and/or settling the claim (so long as those fees and costs were approved by Overture in advance). [*].

17. Publisher Indemnification. With respect to claims or actions against one or both parties by third parties, insofar as such claim, demand or action is [*]. Overture must approve any settlement of any such claim to the extent that such settlement admits liability on Overture’s or Yahoo!’s behalf, or imposes any restrictions on Overture or Yahoo!. Publisher may, at its option, elect to have Overture or Yahoo! defend and /or settle the claim on its own behalf, using counsel reasonable acceptable to Publisher; in that case Publisher shall, in addition to its obligations under (ii) above, reimburse Overture or Yahoo! for its actual and reasonable attorney’s fees and other costs of defending and/or settling the claim (so long as those fees and costs were approved by Publisher in advance). [*].

18. DISCLAIMER OF WARRANTIES.

(a) WARRANTY DISCLAIMER BY PUBLISHER. OTHER THAN THE WARRANTIES SET FORTH IN THIS AGREEMENT,

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 5

PUBLISHER MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE PUBLISHER’S OFFERINGS OR THE METASEARCH SERVICES OF PUBLISHER, AND PUBLISHER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. PUBLISHER DOES NOT WARRANT THAT THE OPERATION OF THE PUBLISHER METASEARCH SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. FURTHERMORE, EXCEPT AS PROVIDED IN THIS AGREEMENT, PUBLISHER DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE PUBLISHER METASEARCH SERVICES IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

(b) WARRANTY DISCLAIMER BY OVERTURE. OTHER THAN THE WARRANTIES SET FORTH IN THIS AGREEMENT, OVERTURE MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE OVERTURE SERVICES AND THE RESULTS, OR FOR ANY SITES THAT CAN BE LINKED TO OR FROM THE RESULTS AND OVERTURE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. OVERTURE DOES NOT WARRANT THAT THE OPERATION OF THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. FURTHERMORE, OVERTURE DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OF THE SERVICES IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

(c) ADDITIONAL WARRANTY DISCLAIMER. EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PUBLISHER NOR OVERTURE, NOR THEIR LICENSORS, MAKES ANY WARRANTY WHATSOEVER WITH REGARDS TO THE FEATURES, FUNCTIONS, PERFORMANCE QUALITY, OR OTHER CHARACTERISTICS OF THE SERVICES AND PRODUCTS EACH PARTY PROVIDES.

19. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING, WITHOUT LIMITATION, UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE GREATER OF [*].

INFOSPACE SHALL NOT BE LIABLE TO OVERTURE OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE INFOSPACE METASEARCH SERVICES, UNLESS SUCH UNAUTHORIZED USE ARISES FROM INFOSPACE’S NEGLIGENCE OR WILLFUL MISCONDUCT. OVERTURE SHALL NOT BE LIABLE TO INFOSPACE OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE OVERTURE SERVICES UNLESS SUCH UNAUTHORIZED USE ARISES FROM OVERTURE’S NEGLIGENCE OR WILLFUL MISCONDUCT.

NOTWITHSTANDING THE FOREGOING, THE ABOVE EXCLUSIONS AND LIMITATIONS OF LIABILITY WILL NOT APPLY TO [*].

20. Abuse of Services. Unless specifically allowed or otherwise approved by Overture in writing under this Agreement, [*]

(a) [*]

(b) [*]

(c) [*]

(d) [*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 6

(e) [*]

(f) [*]

(g) [*]

21. Suspension and Termination.

Notwithstanding anything else in this Agreement to the contrary, but without limiting any of Overture’s rights under the Agreement, in the event of a breach or violation of one or more terms or conditions of this Agreement by an Affiliate or Syndication Site without Publisher’s knowledge or consent, Publisher shall [*].

(a) Material Breach: Except where this Agreement provides otherwise, either party may terminate this Agreement if the other party fails to cure any material breach of this Agreement within [*] of notice thereof, or if such breach is not amenable to cure [*]. When Overture is the non-breaching party, Overture may [*]. When Publisher is the non-breaching party, Publisher may [*]. In addition, either party may suspend performance and/or terminate this Agreement upon [*] prior written notice if the other party makes any assignment for the benefit of creditors or files or has filed against it any petition under bankruptcy law.

(b) Material Change: In the event of a material change as described in Section 11 above that Overture does not approve, Overture will [*]. If Publisher does not or is not able to [*], Overture may suspend or terminate the provision of Overture’s services and Results with respect to such offering [*].

(c) Complaints: If Overture receives [*] complaints about Publisher, an Affiliate or any Publisher’s Offering [*], then, without limitation of any other termination rights provided in this Agreement and subject to the notice, cure and suspension provisions set forth above in Subsection (a) above, Overture may [*]. However, Overture may [*].

(d) Abuse of Service Violations: If Publisher or any Affiliate [*], Overture may [*], subject to the provisions set forth in Section 20. If Publisher or Affiliate fails to [*] after Overture informs Publisher of the violation or if Publisher or Affiliate fails to [*], then Overture may [*].

(e) Trademark License Violation: If Publisher or any Affiliate engages in any action that Overture determines [*] disparages or devalues the Marks or Overture’s or its licensors’ reputation or goodwill in the Marks, Overture will [*] and may [*].

(f) Applications: Overture may terminate or suspend services with respect to an Application or all similar types of Applications immediately upon notice, in the event of any of the following:

i. [*]

ii. [*]

iii. [*]

iv. [*]

v. [*].

Notwithstanding the foregoing, if Overture determines, in its sole discretion, that [*]

(g) Syndicated Sites: If Publisher or an Affiliate fails to comply with any requirements under the Syndication Attachment, Overture may [*]. In addition, if such breach is not cured within [*] of notice of breach from Overture, Overture may [*].

In addition to the foregoing, Overture may terminate, [*]. In the event that Overture terminates such right and Publisher thereafter syndicates Links or Results to any additional third party, Overture may [*].

[*]

(h) [*]

(i) [*]

(j) [*]

(k) Cooperation. In any event giving rise to the suspension or termination rights of Overture above in this Section 21, Overture will provide

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 7

reasonable cooperation to Publisher to assist Publisher with (i) identifying the cause, and (ii) identifying and implementing a remedy.

(l) Change of Control: Overture may terminate this Agreement [*] upon the existence of a Change of Control by Publisher or Parent; provided that Overture must exercise such right of termination within [*] of notice of such Change of Control or such right of termination shall expire. “Change of Control” means (i) a merger, consolidation or other reorganization to which Publisher or Parent is a party, if the individuals and entities who were stockholders (or partners or members or others that hold an ownership interest) of Publisher or Parent immediately prior to the effective date of the transaction have “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of less than [*] (or [*] if such transaction involves a Named Company) of the total combined voting power for election of directors (or their equivalent) of the surviving entity following the effective date of the transaction, (ii) acquisition by any entity or group of direct or indirect beneficial ownership in the aggregate of then issued and outstanding securities (or other ownership interests) of Publisher or Parent in a single transaction or a series of transactions representing in the aggregate [*] or more (or [*] or more if such transaction or series of transactions involves a Named Company) of the total combined voting power of Publisher or Parent, or (iii) a sale of all or substantially all of Publisher’s or Parent’s assets. “Named Company” means [*] or any of their subsidiaries or affiliates.

22. Parent Guaranty.

Parent hereby unconditionally guarantees to Overture, as and for its own debt, until final and indefeasible payment thereof has been made, the punctual and faithful performance, keeping, observance, and fulfillment by Publisher of all of the agreements, conditions, covenants, and obligations of Publisher contained in the Agreement. In the event that Publisher fails to perform, keep, observe, or fulfill any obligation in the manner provided in the Agreement (following any applicable cure periods), Parent immediately shall cure or remedy each of such obligations to be performed, kept, observed, or fulfilled.

Publisher consents and agrees that, without notice to or by Parent and without affecting or impairing the obligations of Publisher hereunder, Overture may, by action or inaction: (a) compromise, settle, extend the duration or the time for the relevant cure period of, or discharge the performance of, or may refuse to or otherwise not enforce the Agreement; or (b) amend or modify in any manner and at any time (or from time to time) any portion of the Agreement with Publisher directly with Parent. No action or proceeding by Parent under any document or instrument evidencing the guaranteed obligations shall serve to diminish the liability of Parent under this section except to the extent that Overture finally and unconditionally shall have realized payment by such action or proceeding.

Parent represents and warrants to Overture that Publisher has the requisite authority to provide the representations and warranties as set forth in Section 15 above. Parent hereby covenants that Parent will continue to keep Overture informed and will provide prior written notice of Publisher’s inability to perform under the Agreement and of all other circumstances which bear upon the risk of nonperformance of the guaranteed obligations.

23. Notice. Notice will become effective when delivered: (a) by courier to the address in the SO (established by written verification of personal, certified or registered delivery by courier or postal service); or (b) by fax to the fax number in the SO (established by a transmission report and followed by a copy sent by courier or certified or registered mail). The parties will notify each other of updated addresses and/or fax numbers.

24. PR. No party will issue a press release or other written public statement regarding this Agreement without the other party’s written approval, except that either party may communicate the general nature of this Agreement to current and potential customers (and, in the case of Overture, Advertisers) and Overture may list Publisher as a Yahoo! Publisher. No cure period shall apply to a breach of this Section.

25. Assignment. [*] may assign all or part of this Agreement to a Related Party of [*]. Other than as above, neither party may assign any rights or duties under this Agreement without the other party’s written consent, not to be

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 8

unreasonably withheld. Any assignment without such party’s consent will be void.

26. Agreement. Executed counterparts will each be deemed originals. The parties can rely on fax copies of the signed Agreement as if they are originals. Only a written instrument executed by the party expressly waiving compliance may waive any terms of this Agreement. This is the entire agreement between the parties on this subject and it supersedes any other agreements on this subject. Amendments must be in writing and signed by an officer of each party. If any part of this Agreement is invalid, the remainder shall remain in force and the invalid portion will be replaced with a valid provision coming closest to the parties’ intent and having like economic effect. Each party will use commercially reasonable efforts to give the other party 20 days written notice of its intent to file this Agreement with the SEC or other regulatory agency and to consult with the other party for the purpose of incorporating reasonable proposed redactions.

27. Law and Venue. This Agreement will be governed by [*] law, without regard for its conflict of law principles.

28. Expiration/Termination. When this Agreement expires or is terminated: all rights and licenses will terminate immediately and Publisher will immediately cease using the Links, Results and Marks; Sections 6 (solely to the extent required to reconcile and pay any amounts owed to either party as of the termination or expiration date), 7, 8, 9, 10, 13-19, 22, 23, 26, 27, 28, 29, 30 and 31 of this Attachment B; and Sections 4 and 6 of the Trademark Attachment will survive; and Overture will promptly pay Publisher any undisputed amounts owed under this Agreement, and Publisher will promptly refund to Overture any unearned portion of any payments made.

29. Force Majeure. A party will not be liable for failing to perform because of strikes, riots, natural disasters, Internet outages, terrorism, acts of god or government action.

30. Independent Contractors. The parties are independent contractors, not agents, partners, employees or joint venturers.

31. Definitions.

Above the Fold or ATF: [*].

Ad Code: the JavaScript or other code that initiates a Query when a user goes to an Ad Page.

Advertiser: any entity providing advertising content to Overture paid marketplace databases for display as sponsored listings.

Agreement: see preamble in Attachment B.

Audio Search Results: [*].

Compliance: [*].

Confidential Information: any information disclosed by either party to the other party during the Term (and any renewals terms), either directly or indirectly, in writing, orally or by inspection of tangible objects, which is designated as “Confidential,” “Proprietary” or some similar designation. All of the terms of this Agreement shall be deemed “Confidential.” Information communicated orally will be considered Confidential Information if such information is designated as being Confidential Information at the time of disclosure and confirmed in writing as being Confidential Information within 20 business days after the initial disclosure, or such that under all of the circumstances surrounding disclosure a reasonable person would consider such information the confidential and/or proprietary information of the disclosing party, whether disclosed orally or in writing. Confidential Information includes non-public information Publisher provides to Overture hereunder for the purpose of obtaining Overture’s approval of an Affiliate, Syndicated Site or Application, including without limitation the identity of any potential third party affiliate or non-public information regarding such third party, website or Application. Confidential Information will not, however, include any information which (a) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (b) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (c) is already in the possession of the receiving party at the time of disclosure by the disclosing party; (d) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (e) is independently developed by the receiving party

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 9

without use of or reference to the disclosing party’s Confidential Information.

[*] see Section 5(a) of Attachment B.

[*] Threshold: the dollar amount and corresponding [*] generated by Publisher’s Sites and Syndicated Sites as indicated in the Compensation section of the SO.

Hyperlinks: words that are displayed in the form of hyperlinks, that generate a Query when clicked on or used by a user.

Hyperlink Results: [*].

Image Search Results: [*].

Initial Term: the period between the Initial Term Start Date and Initial Term End Date, as indicated on the cover page to the SO, unless terminated earlier as provided in this Agreement.

Links: any code or technology provided or licensed to Publisher by Overture to enable the transmission of a Query from a Search Box, [*], Hyperlink or [*] Link to Publisher and Ad Code, to the extent included in the SO.

Local Search Implementation: [*].

Marks: any Yahoo! trademark shown in the mockups.

Matched Ads: the content of Advertisers served from YSM’s paid marketplace databases in response to a Query generated from the Ad Code.

Multimedia Fees: see Section III, Compensation in the SO.

Multimedia Results: [*].

News Search Results: [*].

Overture Related Party: Yahoo! and Yahoo! or Overture subsidiaries and affiliates where such entities either control, are controlled by or are under common control with Yahoo! or Overture. In the event of an assignment of all or part of this Agreement to an Overture Related Party, the term “Overture” used in this Agreement shall be deemed to refer exclusively to the Overture Related Party, to the extent of the assignment (as to both the Overture Related Party’s responsibilities and rights).

Paid Results: [*].

Paid Search Results: [*].

Parent: InfoSpace, Inc.

Payment Period: see Section 6 of Attachment B.

Publisher Content: [*].

Publisher Related Party: InfoSpace Sales LLC, InfoSpace, Inc. or its subsidiaries and affiliates where such entities either control, are controlled by or are under common control with Publisher or its Parent. In the event of an assignment of all or part of this Agreement to a Publisher Related Party, the term “Publisher” used in this Agreement shall be deemed to refer exclusively to the Publisher Related Party, to the extent of the assignment (as to both the Publisher Related Party’s responsibilities and rights); provided that no assignment will limit the scope of Parent’s guaranty in Section 22 above.

Publisher’s Offerings: all Sites, Syndicated Sites, and Applications identified in the SO and any Attachment, or otherwise approved by Overture pursuant to the terms and conditions of this Agreement, including the top-level domains, successor sites and such webpages within those top-level domains for each offering as mutually agreed upon by the parties.

Query: [*].

[*].

Renewal Term: the period between the Renewal Term Start Date and Renewal Term End Date, as indicated on the cover page to the SO, plus any additional renewal periods, if any, unless terminated earlier as provided in this Agreement

Results: Paid Search Results, Web Search Results, Hyperlink Results, Audio Search Results, Image Search Results, News Search Results, Video Search Results and/or Matched Ads, to the extent included in this Agreement and as appropriate to the context.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 10

Search Box: a graphical area in which a user can enter a Query.

SO: the Service Order.

Term: collectively, the Initial Term and the Renewal Term, unless indicated otherwise.

Territory: [*] and any other market included as the result of an assignment to an Overture Related Party.

[*]

User: an end user of a Publisher’s Offering.

Video Search Results: the responses served from Yahoo Inc.’s Video search databases (including all databases related to Yahoo! Search Marketing’s and Yahoo! Inc.’s content acquisition programs) ranked by an algorithm designed to determine relevance.

Web Search Results: the responses served from Yahoo Inc.’s Web search databases (including all databases related to YSM’s and Yahoo Inc.’s content acquisition programs), ranked by an algorithm designed to determine relevance.

32. [*].

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment B – Page 11

ATTACHMENT C - TRADEMARK LICENSE ATTACHMENT

1. License to Marks. During the Term and subject to Publisher’s compliance with this Agreement, Overture grants to Publisher a limited, non-exclusive, non-assignable, non-transferable, non-sublicensable (unless explicitly provided for under this Agreement), royalty-free license to display any Marks shown in the mockups, solely for purposes contemplated in this Agreement.

2. Conditions of License. Publisher may display the Marks solely as described in this Agreement. Publisher may not alter any of the Marks.

3. No Assertions as to Marks. Publisher will not (a) assert any trademark or other intellectual property or proprietary right in the Marks or in any element, derivation, adaptation, variation or name thereof; (b) contest the validity of any of the Marks; (c) contest Overture’s or its licensors’ ownership of any of the Marks; or (d) in any jurisdiction, adopt, use, register, or apply for registration of, whether as a corporate name, trademark, service mark or other indication of origin, or as a domain name, any Marks, or any word, symbol or device, or any combination confusingly similar to, or which includes, any of the Marks.

4. Goodwill in Marks. As between Overture and Publisher, any goodwill resulting from Publisher’s use of any Marks will inure to the benefit of Overture and/or its licensors and will automatically vest in Overture and/or its licensors upon use by Publisher. Publisher will not engage in any action that may dilute, diminish, or otherwise damage Overture’s or its licensors’ rights and goodwill in the Marks.

5. Trademark Guidelines. To the extent consistent with the mockups, Publisher will abide by the attached trademark quality control guidelines. If Overture provides any updated guidelines during the Term, Publisher will comply with the updated guidelines to the extent consistent with the mockups within a reasonable period of time; [*]. Updates to the guidelines will generally address graphical and technical aspects of the Marks (such as color).

6. Ownership of Marks. As between Overture and Publisher, all right, title and interest in the Marks are exclusively owned by Overture, its licensors and/or its Advertisers. Overture grants no rights to the Marks except for the limited license granted above. Overture reserves any rights not expressly granted and disclaims all implied licenses.

7. Misc. If there is any conflict between this Trademark License Attachment and any other provision of the Agreement, the terms of this Trademark License Attachment will govern as to Publisher’s use of the Marks.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment C – Page 1

OVERTURE MARK USAGE GUIDELINES

1. Publisher may use the Marks solely for the purpose authorized herein by Overture and only in compliance with the specifications, directions, information and standards supplied by Overture and modified by Overture from time to time in accordance with the Agreement.

2. Publisher agrees to comply with any reasonable requirements established by Overture concerning the style, design, display and use of the Marks; to correctly use the trademark symbol™ or registration symbol® with every use of the trademarks, service marks and/or tradenames as part of Overture’s Marks as instructed by Overture; to use the registration symbol® upon receiving notice from Overture of registration of any trademarks, service marks and/or tradenames that are part of the Marks.

3. Publisher may not alter the Marks in any manner, or use the Marks in any manner that may dilute, diminish, or otherwise materially damage Overture’s rights and goodwill in any Overture Mark.

4. Publisher may not use the Licensed Materials in any manner that implies sponsorship or endorsement by Overture of services and products other than those provided by Overture.

Attachment C – Page 2

ATTACHMENT D - SOFTWARE ATTACHMENT

1. Definitions.

a. “Application” means a software application of Publisher, any software application of an Affiliate (approved in accordance with the requirements contained in the Syndication Attachment).

b. “Bundled Application” means any software application other than an Application that is distributed as part of a bundled download or installation with any Application, where the term “bundled” means that the User may not separately download or install the Application without also downloading or installing the Bundled Application.

c. “Certification Program” means the [*], or such other program used to verify that software applications distributed by Yahoo! partners meet certain guidelines.

d. “Certification Provider” means [*] or such other provider of the Certification Program, whether Overture, Yahoo! or a designated third party.

e. “Certified/Certification” means the status of meeting the criteria of the Certification Program and of having an up-to-date certification from the Certification Provider.

2. Links and Results. Publisher may include the following Links and Results in or through Applications:

[*]

[*]

[*]

Each Certified Application will conform substantially to the mock-ups for such Application attached hereto or otherwise approved by Overture in writing.

3. Request for Certification. Within thirty (30) days of the date Overture launches its certification process and makes such Certification Provider available to Publisher (the “Certification Commencement Date”), Publisher or its Affiliate will submit any Application not already Certified to the Certification Provider for evaluation, including all versions of the Applications that the Certification Guidelines require to be submitted.

4. Interim Requirements. Prior to Certification, Publisher will, and will [*] ensure that Affiliates, comply with the guidelines found at [*] under “Program Requirements” with respect to any Application.

5. Failure/Lapse of Certification. At all times during the Term, Publisher will not, and will [*] ensure that Affiliates do not, include Links and/or Results in or through any Application for which Certification has lapsed or has been denied or revoked by the Certification Provider.

6. Representations and Warranties. Publisher represents and warrants that at all times during the Term [*].

7. Notification. Each party will promptly inform the other party of any third party claim or governmental action or investigation of which the party becomes aware that is related to an Application or the distribution of an Application.

8. Misc. In the event of a conflict between the terms of this Software Attachment and any other provision of the Agreement, the terms of this Software Attachment will govern as to Applications. In the event that any applicable law or regulation contains more stringent requirements than this Software Attachment, the more stringent requirements will apply.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment D – Page 1

SOFTWARE MOCKUPS

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment D – Page 2

EXHIBIT 1 TO SOFTWARE ATTACHMENT

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment E – Page 1

ATTACHMENT E - SYNDICATION ATTACHMENT

1. Definitions.

(a) “Affiliate” means a third party for whom Publisher syndicates or desires to syndicate Links and Results and is approved by Overture under the terms and conditions of this Agreement.

(b) “Syndicated Site” means an Affiliate website or Application that Overture approves pursuant to Exhibit 1. Additional or successor sites owned or operated by Affiliates must each be individually approved for syndication pursuant to Exhibit 1.

2. Links and Results. If set forth in the SO (except with respect to [*], Publisher may syndicate the following Links and Results to Syndicated Sites:

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

3. Approval; Monitoring Process. Publisher must obtain Overture’s written approval of each Affiliate and each Syndicated Site pursuant to Exhibit 1. Publisher will not provide Links or Results to any Affiliate or any Syndicated Site that has not been approved by Overture in writing or for which Overture has terminated its approval. Publisher may request approval of new Affiliates and Syndicated Sites by following the procedures set forth in Exhibit 1 to this Syndication Attachment, which procedures may be subject to change upon mutual agreement of the parties. [*], Overture may accept or reject any proposed Affiliate and any proposed Syndicated Site [*]. Affiliates and Syndicated Sites approved as of the Start Date are listed in Exhibit 3 to this Syndication Attachment.

4. Required Terms. Publisher’s written agreement with each Affiliate will include the Affiliate’s explicit agreement that [*].

5. Publisher’s Additional Obligations.

(a) Unless Overture consents in writing, Publisher will not permit Affiliates to [*]. If Overture agrees to allow an Affiliate to [*], Publisher will require the Affiliate to meet all of Publisher’s obligations under this Agreement pertaining to [*] and such other guidelines as Overture may require.

(b) Publisher will ensure that neither Links nor Results are provided to any third party other than an Affiliate that owns a Syndicated Site or Application, and are not syndicated or distributed beyond the Syndicated Site or Application without Overture’s prior written approval in each instance. [*].

(c) Publisher will [*] ensure that the Affiliate complies with the provisions of its agreement with the Affiliate and with this Agreement. For clarity, the parties agree that [*].

(d) Publisher will maintain the technical ability to [*].

(e) Publisher will provide Overture with a list of Internet Protocol addresses of its own servers and Affiliates’ servers used to send Queries to Overture (“Recognized Servers”) and promptly notify Overture in writing of any changes or additions to such list. Overture will have no obligation to make payment to Publisher with respect to Queries from servers that are not Recognized Servers.

(f) [*]

(g) Upon Overture’s request, Publisher will provide a list of all Affiliates and Syndicated Sites. [*].

6. Exclusion of Revenue. Overture reserves the right to exclude from [*] and Overture’s calculation of any amounts owed to Publisher any [*] generated from [*].

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment E – Page 2

7. No Restrictions. Subject to and except for each party’s confidentiality obligations under Section 13 of Attachment B, nothing in this Agreement will prevent either party or its Related Parties from marketing or providing any product or service directly to any third party, including any prospective or approved Affiliate.

8. Misc. In the event of a conflict between the terms of this Syndication Attachment and any other provision of the Agreement, the terms of this Syndication Attachment will govern as to syndication of Links and Results.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment E – Page 3

EXHIBIT 1 TO SYNDICATION ATTACHMENT

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Exh. 1 to Attachment E - Page 1

EXHIBIT 2 TO SYNDICATION ATTACHMENT

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Exh. 3 to Attachment E - Page 1

EXHIBIT 3 TO SYNDICATION ATTACHMENT

APPROVED SYNDICATED SITES

(as of October 17, 2007)

US [*]:

[*]

US [*]:

[*]

Non US and Non European [*]:

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Exh. 3 to Attachment E - Page 1

ATTACHMENT F - [*] ATTACHMENT

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment F - Page 1

EXECUTION COPY

YAHOO! SEARCH MARKETING - YAHOO! PUBLISHER NETWORK SERVICE ORDER #1-9935871

ATTACHMENT G - [*] ATTACHMENT

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Attachment G - Page 1